                                                                      EXHIBIT 12


                         CERTIFICATE OF SOLE SHAREHOLDER

         Mercury Asset Management International Ltd., the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury Pan-European Growth Fund, a series of Mercury Asset Management Funds, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                     Mercury Asset Management International Ltd.

                                     By: /s/ D.M.F. Scott
                                         -----------------
                                         D.M.F. Scott, Director

                                     By: /s/ H.M. Perkins
                                         ------------------
                                         H.M. Perkins, Secretary

Dated: July 24, 1998


    Mercury Pan-European Growth Fund of Mercury Asset Management Funds, Inc.

      Number of Class I    Number of Class A      Number of Class B     Number of Class C
           Shares               Shares                 Shares                Shares
          ---------           ----------              --------              ---------
           2,500                2,500                  2,500                 2,500